Press Release May 4, 2016

HollyFrontier Corporation Reports Quarterly Net Income

Dallas, Texas, May 4, 2016 ‑‑ HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) today reported first quarter net income attributable to HollyFrontier stockholders of $21.3 million or $0.12 per diluted share for the quarter ended March 31, 2016, compared to $226.9 million or $1.16 per diluted share for the quarter ended March 31, 2015. Included in the current quarter results was a non-cash inventory valuation adjustment that increased after-tax earnings by $37.0 million, or $0.21 per share.

For the first quarter, net income attributable to our stockholders, excluding the lower of cost or market inventory valuation adjustment, decreased by $238.0 million compared to the same period of 2015, principally reflecting lower refining margins. Production levels averaged approximately 416,000 barrels per day ("BPD") and crude oil charges averaged 391,000 BPD for the current quarter. On a per barrel basis, consolidated refinery gross margin was $7.59 per produced barrel, a 55% decrease compared to $16.69 for the first quarter of 2015. Total operating expenses for the quarter were $252.6 million compared to $263.6 million for the first quarter of last year, and refining operating expenses averaged $5.77 per produced barrel sold compared to $5.87 per barrel for the same period of 2015.

HollyFrontier’s President & CEO, George Damiris, commented, “First quarter earnings reflect seasonally weak industry refining margins, which were 40% below the levels for the comparable period last year. Gasoline margins continue to strengthen, up between 40% and 70% versus first quarter levels. I expect gasoline margins to strengthen further and remain encouraged by the strong vehicle miles traveled data. We remain competitively positioned within the refining landscape given our gasoline weighting, crude slate flexibility and continued progress on the execution of our business improvement plan."

For the first quarter of 2016, net cash provided by operations totaled $6.6 million. During the period , we declared a dividend of $0.33 per share to shareholders totaling $58.6 million and spent $133.4 million in stock repurchases. At March 31, 2016, our combined balance of cash and short-term investments totaled $111.0 million and our consolidated debt was $1,308.2 million. Our debt, exclusive of Holly Energy Partners' debt, which is nonrecourse to HollyFrontier, was $246.2 million at March 31, 2016.

The Company has scheduled a webcast conference call for today, May 4, 2016, at 8:30 AM Eastern Time to discuss first quarter financial results. This webcast may be accessed at: https://event.webcasts.com/starthere.jsp?ei=1098799. An audio archive of this webcast will be available using the above noted link through May 18, 2016.

HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 31,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS

Financial Data (all information in this release is unaudited)

	Three Months Ended March 31,		Change from 2015
	2016	2015	Change	Percent
	(In thousands, except per share data)
Sales and other revenues	$2,018,724	$3,006,626	$(987,902)	(33)%
Operating costs and expenses:
Cost of products sold:
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	1,625,163	2,251,373	(626,210)	(28)
Lower of cost or market inventory adjustment	(56,121)	(6,546)	(49,575)	757
	1,569,042	2,244,827	(675,785)	(30)
Operating expenses	252,583	263,596	(11,013)	(4)
General and administrative expenses	25,621	29,569	(3,948)	(13)
Depreciation and amortization	87,880	80,012	7,868	10
Total operating costs and expenses	1,935,126	2,618,004	(682,878)	(26)
Income from operations	83,598	388,622	(305,024)	(78)
Other income (expense):
Earnings (loss) of equity method investments	2,765	(7,807)	10,572	135
Interest income	75	962	(887)	(92)
Interest expense	(12,087)	(10,154)	(1,933)	19
Loss on early extinguishment of debt	(8,718)	—	(8,718)	—
Gain on sale of assets and other	65	766	(701)	(92)
	(17,900)	(16,233)	(1,667)	10
Income before income taxes	65,698	372,389	(306,691)	(82)
Income tax provision	22,308	129,728	(107,420)	(83)
Net income	43,390	242,661	(199,271)	(82)
Less net income attributable to noncontrolling interest	22,137	15,785	6,352	40
Net income attributable to HollyFrontier stockholders	$21,253	$226,876	$(205,623)	(91)%
Earnings per share attributable to HollyFrontier stockholders:
Basic	$0.12	$1.16	$(1.04)	(90)%
Diluted	$0.12	$1.16	$(1.04)	(90)%
Cash dividends declared per common share	$0.33	$0.32	$0.01	3%
Average number of common shares outstanding:
Basic	176,737	195,069	(18,332)	(9)%
Diluted	176,784	195,121	(18,337)	(9)%
EBITDA	$152,171	$445,808	$(293,637)	(66)%

Balance Sheet Data

	March 31,	December 31,
	2016	2015
	(In thousands)
Cash, cash equivalents and total investments in marketable securities	$111,021	$210,552
Working capital	$613,662	$587,450
Total assets	$8,594,287	$8,388,299
Long-term debt	$1,308,168	$1,040,040
Total equity	$5,643,198	$5,809,773

Segment Information

Our operations are organized into two reportable segments, Refining and HEP. Our operations that are not included in the Refining and HEP segments are included in Corporate and Other. Intersegment transactions are eliminated in our consolidated financial statements and are included in Consolidations and Eliminations. The Refining segment includes the operations of our El Dorado, Tulsa, Navajo, Cheyenne and Woods Cross refineries and HFC Asphalt (aggregated as a reportable segment). Refining activities involve the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel. These petroleum products are primarily marketed in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. Additionally, the Refining segment includes specialty lubricant products produced at our Tulsa refineries that are marketed throughout North America and are distributed in Central and South America. HFC Asphalt operates various asphalt terminals in Arizona, New Mexico and Oklahoma.

The HEP segment involves all of the operations of HEP, a consolidated variable interest entity, which owns and operates logistics assets consisting of petroleum product and crude oil pipelines, terminals, tankage, loading rack facilities and refinery process units in the Mid-Continent, Southwest and Rocky Mountain regions of the United States. The HEP segment also includes a 75% interest in the UNEV Pipeline (an HEP consolidated subsidiary), 50% ownership interests in Frontier Pipeline and Osage Pipeline and a 25% ownership interest in SLC Pipeline. Revenues from the HEP segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations. Due to certain basis differences, our reported amounts for the HEP segment may not agree to amounts reported in HEP's periodic public filings.

	Refining	HEP	Corporate and Other	Consolidations and Eliminations	Consolidated Total
	(In thousands)
Three Months Ended March 31, 2016
Sales and other revenues	$1,999,587	$102,010	$110	$(82,983)	$2,018,724
Depreciation and amortization	$68,878	$16,029	$3,180	$(207)	$87,880
Income (loss) from operations	$55,000	$56,067	$(26,855)	$(614)	$83,598
Capital expenditures	$129,018	$17,873	$2,682	$—	$149,573

Three Months Ended March 31, 2015
Sales and other revenues	$2,989,280	$89,756	$218	$(72,628)	$3,006,626
Depreciation and amortization	$63,275	$14,290	$2,654	$(207)	$80,012
Income (loss) from operations	$373,901	$44,210	$(28,949)	$(540)	$388,622
Capital expenditures	$116,467	$51,727	$4,425	$—	$172,619

March 31, 2016
Cash, cash equivalents and total investments in marketable securities	$13,726	$9,034	$88,261	$—	$111,021
Total assets	$7,053,257	$1,607,600	$225,375	$(291,945)	$8,594,287
Long-term debt	$—	$1,061,944	$246,224	$—	$1,308,168

December 31, 2015
Cash, cash equivalents and total investments in marketable securities	$91	$15,013	$195,448	$—	$210,552
Total assets	$6,831,235	$1,578,399	$289,225	$(310,560)	$8,388,299
Long-term debt	$—	$1,008,752	$31,288	$—	$1,040,040

Refining Operating Data

The following tables set forth information, including non-GAAP performance measures about our refinery operations. The cost of products and refinery gross and net operating margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments and depreciation and amortization. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

	Three Months Ended March 31,
	2016	2015
Mid-Continent Region (El Dorado and Tulsa Refineries)
Crude charge (BPD) (1)	233,540	257,960
Refinery throughput (BPD) (2)	252,160	269,140
Refinery production (BPD) (3)	242,100	259,230
Sales of produced refined products (BPD)	233,350	256,320
Sales of refined products (BPD) (4)	262,210	267,340
Refinery utilization (5)	89.8%	99.2%

Average per produced barrel (6)
Net sales	$46.69	$71.67
Cost of products (7)	38.85	54.44
Refinery gross margin (8)	7.84	17.23
Refinery operating expenses (9)	5.40	4.90
Net operating margin (8)	$2.44	$12.33

Refinery operating expenses per throughput barrel (10)	$5.00	$4.67

Feedstocks:
Sweet crude oil	52%	61%
Sour crude oil	21%	21%
Heavy sour crude oil	20%	14%
Other feedstocks and blends	7%	4%
Total	100%	100%

Sales of produced refined products:
Gasolines	48%	48%
Diesel fuels	34%	34%
Jet fuels	7%	8%
Fuel oil	1%	1%
Asphalt	2%	1%
Lubricants	5%	5%
LPG and other	3%	3%
Total	100%	100%

	Three Months Ended March 31,
	2016	2015
Southwest Region (Navajo Refinery)
Crude charge (BPD) (1)	98,130	91,200
Refinery throughput (BPD) (2)	109,120	104,060
Refinery production (BPD) (3)	107,510	101,900
Sales of produced refined products (BPD)	113,370	106,130
Sales of refined products (BPD) (4)	113,750	118,090
Refinery utilization (5)	98.1%	91.2%

Average per produced barrel (6)
Net sales	$45.70	$67.12
Cost of products (7)	38.77	50.93
Refinery gross margin (8)	6.93	16.19
Refinery operating expenses (9)	4.24	5.45
Net operating margin (8)	$2.69	$10.74

Refinery operating expenses per throughput barrel (10)	$4.41	$5.56

Feedstocks:
Sweet crude oil	33%	30%
Sour crude oil	57%	58%
Other feedstocks and blends	10%	12%
Total	100%	100%

Sales of produced refined products:
Gasolines	56%	57%
Diesel fuels	38%	35%
Fuel oil	2%	2%
Asphalt	1%	1%
LPG and other	3%	5%
Total	100%	100%

Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Crude charge (BPD) (1)	59,430	67,460
Refinery throughput (BPD) (2)	69,230	74,320
Refinery production (BPD) (3)	66,240	70,070
Sales of produced refined products (BPD)	66,640	66,180
Sales of refined products (BPD) (4)	69,970	72,150
Refinery utilization (5)	71.6%	81.3%

	Three Months Ended March 31,
	2016	2015
Rocky Mountain Region (Cheyenne and Woods Cross Refineries)
Average per produced barrel (6)
Net sales	$46.79	$65.65
Cost of products (7)	39.00	50.23
Refinery gross margin (8)	7.79	15.42
Refinery operating expenses (9)	9.68	10.25
Net operating margin (8)	$(1.89)	$5.17

Refinery operating expenses per throughput barrel (10)	$9.32	$9.13

Feedstocks:
Sweet crude oil	39%	41%
Heavy sour crude oil	32%	38%
Black wax crude oil	15%	12%
Other feedstocks and blends	14%	9%
Total	100%	100%

Sales of produced refined products:
Gasolines	62%	58%
Diesel fuels	32%	36%
Fuel oil	3%	2%
Asphalt	1%	2%
LPG and other	2%	2%
Total	100%	100%

Consolidated
Crude charge (BPD) (1)	391,100	416,620
Refinery throughput (BPD) (2)	430,510	447,520
Refinery production (BPD) (3)	415,850	431,200
Sales of produced refined products (BPD)	413,360	428,630
Sales of refined products (BPD) (4)	445,930	457,580
Refinery utilization (5)	88.3%	94.0%

Average per produced barrel (6)
Net sales	$46.44	$69.61
Cost of products (7)	38.85	52.92
Refinery gross margin (8)	7.59	16.69
Refinery operating expenses (9)	5.77	5.87
Net operating margin (8)	$1.82	$10.82

Refinery operating expenses per throughput barrel (10)	$5.54	$5.61

Feedstocks:
Sweet crude oil	45%	50%
Sour crude oil	27%	26%
Heavy sour crude oil	17%	15%
Black wax crude oil	2%	2%
Other feedstocks and blends	9%	7%
Total	100%	100%

	Three Months Ended March 31,
	2016	2015
Consolidated
Sales of produced refined products:
Gasolines	53%	52%
Diesel fuels	35%	34%
Jet fuels	4%	5%
Fuel oil	2%	1%
Asphalt	1%	2%
Lubricants	2%	3%
LPG and other	3%	3%
Total	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at our refineries.

(2)	Refinery throughput represents the barrels per day of crude and other refinery feedstocks input to the crude units and other conversion units at our refineries.

(3)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(4)	Includes refined products purchased for resale.

(5)	Represents crude charge divided by total crude capacity (BPSD). Our consolidated crude capacity is 443,000 BPSD.

(6)
Represents average per barrel amount for produced refined products sold, which is a non-GAAP measure. Reconciliations to amounts reported under GAAP are provided under “Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles” below.

(7)	Transportation, terminal and refinery storage costs billed from HEP are included in cost of products.

(8)	Excludes lower of cost or market inventory valuation adjustments of $56.1 million and $6.5 million for the three months ended March 31, 2016 and 2015, respectively.

(9)	Represents operating expenses of our refineries, exclusive of depreciation and amortization.

(10)	Represents refinery operating expenses, exclusive of depreciation and amortization, divided by refinery throughput.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles

Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.

Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income attributable to HollyFrontier stockholders plus (i) interest expense, net of interest income, (ii) income tax provision, and (iii) depreciation and amortization. EBITDA is not a calculation provided for under accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.

Set forth below is our calculation of EBITDA.

	Three Months Ended March 31,
	2016	2015
	(In thousands)

Net income attributable to HollyFrontier stockholders	$21,253	$226,876
Add income tax provision	22,308	129,728
Add interest expense (1)	20,805	10,154
Subtract interest income	(75)	(962)
Add depreciation and amortization	87,880	80,012
EBITDA	$152,171	$445,808

(1) Includes loss on early extinguishment of debt of $8.7 million for the three months ended March 31, 2016.

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.

Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.

Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. These two margins do not include the non-cash effects of lower of cost or market inventory valuation adjustments or depreciation and amortization. Each of these component performance measures can be reconciled directly to our consolidated statements of income.

Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross and Net Operating Margins

Below are reconciliations to our consolidated statements of income for (i) net sales, cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.

Reconciliation of produced refined product sales to total sales and other revenues

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average sales price per produced barrel sold	$46.44	$69.61
Times sales of produced refined products (BPD)	413,360	428,630
Times number of days in period	91	90
Produced refined product sales	$1,746,876	$2,685,324

Total produced refined product sales	$1,746,876	$2,685,324
Add refined product sales from purchased products and rounding (1)	131,408	167,555
Total refined product sales	1,878,284	2,852,879
Add direct sales of excess crude oil (2)	90,918	100,269
Add other refining segment revenue (3)	30,385	36,132
Total refining segment revenue	1,999,587	2,989,280
Add HEP segment sales and other revenues	102,010	89,756
Add corporate and other revenues	110	218
Subtract consolidations and eliminations	(82,983)	(72,628)
Sales and other revenues	$2,018,724	$3,006,626

Reconciliation of average cost of products per produced barrel sold to cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average cost of products per produced barrel sold	$38.85	$52.92
Times sales of produced refined products (BPD)	413,360	428,630
Times number of days in period	91	90
Cost of products for produced products sold	$1,461,372	$2,041,479

Total cost of products for produced products sold	$1,461,372	$2,041,479
Add refined product costs from purchased products sold and rounding (1)	138,374	170,722
Total cost of refined products sold	1,599,746	2,212,201
Add crude oil cost of direct sales of excess crude oil (2)	91,588	97,730
Add other refining segment cost of products sold (4)	11,734	12,950
Total refining segment cost of products sold	1,703,068	2,322,881
Subtract consolidations and eliminations	(77,905)	(71,508)
Costs of products sold (exclusive of lower of cost or market inventory valuation adjustment and depreciation and amortization)	$1,625,163	$2,251,373

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Average refinery operating expenses per produced barrel sold	$5.77	$5.87
Times sales of produced refined products (BPD)	413,360	428,630
Times number of days in period	91	90
Refinery operating expenses for produced products sold	$217,043	$226,445

Total refinery operating expenses for produced products sold	$217,043	$226,445
Add other refining segment operating expenses and rounding (5)	11,719	9,324
Total refining segment operating expenses	228,762	235,769
Add HEP segment operating expenses	26,823	27,966
Add corporate and other costs	1,255	234
Subtract consolidations and eliminations	(4,257)	(373)
Operating expenses (exclusive of depreciation and amortization)	$252,583	$263,596

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended March 31,
	2016	2015
	(Dollars in thousands, except per barrel amounts)
Consolidated
Net operating margin per barrel	$1.82	$10.82
Add average refinery operating expenses per produced barrel	5.77	5.87
Refinery gross margin per barrel	7.59	16.69
Add average cost of products per produced barrel sold	38.85	52.92
Average sales price per produced barrel sold	$46.44	$69.61
Times sales of produced refined products (BPD)	413,360	428,630
Times number of days in period	91	90
Produced refined product sales	$1,746,876	$2,685,324

Total produced refined product sales	$1,746,876	$2,685,324
Add refined product sales from purchased products and rounding (1)	131,408	167,555
Total refined product sales	1,878,284	2,852,879
Add direct sales of excess crude oil (2)	90,918	100,269
Add other refining segment revenue (3)	30,385	36,132
Total refining segment revenue	1,999,587	2,989,280
Add HEP segment sales and other revenues	102,010	89,756
Add corporate and other revenues	110	218
Subtract consolidations and eliminations	(82,983)	(72,628)
Sales and other revenues	$2,018,724	$3,006,626

(1)	We purchase finished products to facilitate delivery to certain locations or to meet delivery commitments.

(2)
We purchase crude oil that at times exceeds the supply needs of our refineries. Quantities in excess of our needs are sold at market prices to purchasers of crude oil that are recorded on a gross basis with the sales price recorded as revenues and the corresponding acquisition cost as inventory and then upon sale as cost of products sold. Additionally, at times we enter into buy/sell exchanges of crude oil with certain parties to facilitate the delivery of quantities to certain locations that are netted at cost.

(3)
Other refining segment revenue includes the incremental revenues associated with HFC Asphalt, product purchased and sold forward for profit as market conditions and available storage capacity allows and miscellaneous revenue.

(4)
Other refining segment cost of products sold includes the incremental cost of products for HFC Asphalt, the incremental cost associated with storing product purchased and sold forward as market conditions and available storage capacity allows and miscellaneous costs.

(5)	Other refining segment operating expenses include the marketing costs associated with our refining segment and the operating expenses of HFC Asphalt.

FOR FURTHER INFORMATION, Contact:

Douglas S. Aron, Executive Vice President and
Chief Financial Officer
Julia Heidenreich, Vice President
Investor Relations
HollyFrontier Corporation
214/954-6510